SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)       January 15, 1997



                     CYPRESS EQUIPMENT FUND, LTD.
         (Exact Name of Registrant as Specified in its Charter)



           Florida                      0-19021               59-2927387
(State or other jurisdiction of        (Commission       (I.R.S. Employer
 incorporation or organization)        File Number)     Identification No.)


  880 Carillon Parkway, St. Petersburg, Florida              33716
     (Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number (Including Area Code)    (813) 573-3800


















Item 2    Acquisition or Disposition of Assets

     On January 15, 1997, Cypress Equipment Fund, Ltd., a Florida limited partnership, ("Seller"), sold to Cargill Leasing Corporation, a Delaware corporation ("Buyer"), one Boeing Model 737-2H4 Aircraft.

     The sale totaled an aggregate amount of $5,804,955.


Item 7.   Financial Statements, Proforma Financial Information and Exhibits

          (c)  Exhibits (to be sent in paper format)

28.85 Assignment and Assumption Agreement, dated as of January 15, 1997, between Cypress Equipment Fund,Ltd., a Florida limited partnership ("Assignor") and Cargill Leasing Corporation, a Delaware corporation ("Assignee")(the "Agreement").

28.86 Purchase and Sale Agreement (the "Agreement") as of the 15th day of January, 1997 by and between Cypress Equipment Fund,Ltd. ("Seller"), a Florida limited partnership, and Cargill Leasing Corporation, a Delaware corporation ("Buyer").

28.87     Notice and Acknowledgement of Assignment
          Re: Sale and Lease Agreement dated as of July 10, 1991, as amended, as between First Security Bank, National Association, as Owner Trustee and Lessor, and Southwest Airlines Co., as Lessee, hereinafter referred to as the "Lease".



                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                   Cypress Equipment Fund, Ltd.
                                     A Florida Limited Partnership

                                   RJ Leasing - 2, Inc.
                                     A General Partner



Date:  January 30, 1997            s/J. Davenport Mosby, III
                                   J. Davenport Mosby, III
                                   President